As filed with the Securities and Exchange Commission on December 10, 2002
                                       Investment Company Act File No. 811-21190
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

       |X| REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               |X| AMENDMENT NO. 2

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                    CITIGROUP ALTERNATIVE INVESTMENTS MULTI-
                               ADVISER HEDGE FUND
                                 PORTFOLIOS LLC
               (Exact name of Registrant as specified in Charter)

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                        388 Greenwich Street, 16th Floor
                               New York, NY 10013
                    (Address of principal executive offices)

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       Registrant's Telephone Number, including Area Code: (212) 816-4999

                                Millie Kim, Esq.
                      Citigroup Alternative Investments LLC
                           399 Park Avenue, 7th Floor
                               New York, NY 10043
                     (Name and address of agent for service)

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                                    Copy to:
                             Paul S. Schreiber, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022

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      This Registration Statement has been filed by Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Registrant's Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Registrant's Shares.

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


                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

                             Multi-Strategy Series M
                             Multi-Strategy Series G

                        388 Greenwich Street, 16th Floor
                            New York, New York 10013
                                 (212) 816-4999

                       SUPPLEMENT DATED DECEMBER 10, 2002
             TO PRIVATE PLACEMENT MEMORANDUM DATED NOVEMBER 1, 2002




Nicholas DeMonico is no longer an employee of or otherwise affiliated with Citigroup Alternative Investments LLC, investment adviser to each Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company").

                                      * * *

This information supplements, and to the extent inconsistent therewith replaces, the information contained in the Company's Private Placement Memorandum dated November 1, 2002. Accordingly, please disregard all references to Mr. DeMonico in the Private Placement Memorandum, including but not limited to the description of his professional biography under that section of the Memorandum headed "The Adviser", or in any other document discussing the Company.

                                     * * *

The Company's Private Placement Memorandum is contained in the Company's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on November 13, 2002. That Registration Statement is incorporated by reference in this Supplemental Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 10th day of December, 2002.

      Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

By:
      ---------------------------------------
      Name:  Millie Kim
      Title: Authorized Person